Exhibit 10.23

SETTLEMENT AGREEMENT & RELEASE

This Settlement Agreement & Release ("Agreement"), dated this 1st day of December, 2021, is by and between:

•	Electromedical Technologies, Inc. a Delaware corporation having a principal place of business at 16561 N. 92nd Street, Ste. 101, Scottsdale, AZ 85260 ("EMED");

•	Blue Ridge Enterprises, LLC, a California limited liability company (“Blue Ridge”), having a principal place of business at 5256 South Mission Road, Ste. 104, Bonsall, CA 92003;

•	Donald Steinberg (“Steinberg”), in his capacities as Blue Ridge’s sole member and manager and as an individual, having an address of record of 3223 Sumac Road, Fallbrook CA; and,

•	Dianna Kaplan (“Kaplan”), an individual and former spouse of Steinberg, with an address of Le Chateau Village, 1 Rue De Saverdun, St. Martin D’Oydes 09100, France

EMED, Blue Ridge, Steinberg and Kaplan may be collectively referred to as the “Parties.”

RECITALS:

WHEREAS, beginning on December 14, 2018, and terminating on July 1, 2020, EMED issued to Steinberg and Blue Ridge a series of promissory notes, an accounting of which is attached to this Agreement as Exhibit 1, containing all principal and interest owed, and fully incorporated herein by reference. The Parties confirm that the promissory notes listed on Exhibit 1 fully and completely list all outstanding promissory notes issued by EMED to Steinberg or Blue Ridge as of the date hereof (the “EMED Notes”).

WHEREAS, Steinberg and Kaplan were formerly husband and wife. On June 15, 2020, Kaplan filed a petition for divorce under case number 20FL003764N in the Superior Court for the State of California, County of San Diego. On April 16, 2021, the Court entered judgment of dissolution of their marriage.

WHEREAS, the judgment of dissolution included a global agreement executed between Steinberg and Kaplan (the “Global Agreement”), which dealt with the resolution of many of the interests between Steinberg and Kaplan, including with respect to Electromedical Technologies, Inc. By operation of the Global Agreement, among other provisions, Kaplan is entitled to fifty percent (50%) in and to all of Steinberg’s right, title and interest in and to any Electromedical equity, rights, preferences, future issuances or other assets, whether direct or indirect, including by way of Steinberg’s direct or indirect ownership of Blue Ridge or any other entity, including by way of loan, note or agreement to or in favor of EMED or any of EMED’s shareholders, directors, officers, employees or affiliates, including the EMED Notes.

WHEREAS, EMED owes Blue Ridge and Steinberg a balance due of $231,500 in principal and $18,370.27 in interest on all outstanding EMED Notes, totaling $249,870.27.

WHEREAS, the Parties entered into good faith discussions to retire the balance of principal and interest owed under the EMED Notes, and the Parties deem it to be in their shared best interests to avoid the commencement of legal action, including, but not limited to (i) a civil action for damages filed in any court of competent jurisdiction, (ii) an arbitration in any venue, or (iii) any other civil action of any kind or sort consistent with any applicable law and the EMED Notes, and to resolve any and all disputes between them finally and forever regarding the EMED Notes in order to avoid the inconvenience, costs and expenses related to any and all such legal actions, upon the terms and condition set forth herein, including the application of California law to this Agreement; and,

NOW THEREFORE, in consideration for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Section 1.      Incorporation of the RECITALS clauses.

1.1. The Parties acknowledge that all of the representations set forth in the RECITALS clauses of this Agreement are incorporated herein by reference and made a material part of this Agreement with the same force and effect as if more fully set forth here at. The Parties waive any rule of contract construction or legal presumption that would prohibit any court of competent jurisdiction from construing or enforcing this Agreement based upon the contents of the RECITALS above.

Section 2.      Settlement Payment, Document Delivery; Release of All Claims.

2.1. Settlement Payment. Upon the execution of this Agreement, EMED will pay Kaplan in satisfaction of her interest under the Global Agreement in the EMED Notes as follows:

2.2. Upon execution of this Agreement, EMED will immediately pay Kaplan sixty-two thousand, four hundred and sixty-seven dollars, and fifty-seven cents ($62,467.57).

2.3. Within thirty business days of execution of this Agreement by the Parties, EMED will pay Kaplan sixty-three thousand, one hundred and fifty-two dollars, and thirty-seven cents ($63,152.37), inclusive of additional interest from the effective date hereof until the date of the second payment in the amount of $684.80 (the payments described in Section 2.2 and 2.3, together, the “Funds”).

2.4. Further, upon the execution of this Agreement, EMED shall issue to Blue Ridge two million (2,000,000) shares of EMED restricted common stock in complete, full and final satisfaction of any and all claims Steinberg and Blue Ridge has or may have, know or unknown, against EMED that arise from the EMED Notes in any manner whatsoever. The two million shares shall be subject to a lock up and leak out agreement restricting aggregate sales of the shares to five hundred thousand (500,000) shares per month.

2.5.            The Funds shall be distributed to Kaplan electronically transferred as follows: Wise Bank part of the Community Federal Savings Bank (CFSB); Account Holder: Dianna Kaplan; Wire Routing Number: 026073008; Account Number: 822000088878; Address: 19 W 24th Street, New York, NY 10010.

2.6.            Release of All Claims. Immediately upon satisfaction of this Agreement by receipt by Kaplan of the Funds in immediately available funds and the issuance of the restricted common stock to Steinberg, including execution of the lock up leak out agreement by Steinberg, the remainder of this Agreement shall go into effect. Except as provided for herein, and in further consideration of the mutual covenants hereto, EMED, Blue Ridge, Steinberg and Kaplan agree on behalf of themselves, and their respective successors, assigns, officers, directors, shareholders, attorneys, employees, agents, independent contractors, affiliates, control persons, administrators, and any and all persons or business entities acting by and through each of them as the case may be, to irrevocably and unconditionally remise, release, acquit, satisfy and forever discharge each other, specifically including their agents, directors, officers, affiliates, employees representatives, insurance carriers, attorneys, divisions and subsidiaries, (and all agents, directors, officers, employees, representatives, insurance carriers, and attorneys of such divisions and subsidiaries), and their predecessors, successors, administrators and assigns, and all persons acting by, through, under, or in concert with any of them (collectively "Releases"), of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, arising out of the EMED Notes.

2.7. Except as for any specific rights created by virtue of this Agreement and the Global Agreement, EMED, Blue Ridge, Steinberg and Kaplan promise not to institute any future suits or proceedings at law or in equity or any arbitration or administrative proceedings against each other for or on account of any claim or cause of action arising specifically out of the EMED Notes, with the exception of any rights, claims or causes of action accruing to Kaplan after the effective date hereof, should Steinberg and/or Blue Ridge, or any affiliated person or entity acting on behalf of Steinberg, enter into any future contracts with EMED that result in Steinberg acquiring, directly or indirectly, any right, title and interest in and to any EMED equity, rights, preferences, cash, future issuances or other assets.

2.8.            This is intended as a full and complete release and discharge of any or all claims that EMED, Blue Ridge, Steinberg and Kaplan may or might have or had against each other regarding the EMED Notes, qualified by the terms and conditions of Section 2.8, and EMED, Blue Ridge, Steinberg and Kaplan do so in full and final settlement, release and discharge of any and all such claims and the Parties intend to and do forever hereby release and discharge each other of and from any and all liability of any nature related to the EMED Notes.

2.10 This Agreement constitutes a compromise, settlement, and release of claims and is being entered into solely to avoid the burden, inconvenience, and expense of litigating those claims. No Party to this Agreement admits any liability to the other Party with respect to any such claim or any other matter. Each Party expressly denies liability as to every claim, which may be asserted by the other Party. Therefore, this Agreement is not to be and shall never be construed or deemed an admission or concession by any of the Parties hereto of liability or culpability at any time for any purpose concerning any claim being compromised, settled, and released, or any other matter.

Section 3.      Miscellaneous Provisions.

3.1. Notices. All notices, offers of other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) if delivered personally; or (ii) upon receipt by facsimile transmission (with written confirmation of receipt) or confirmed electronic mail; or (iii) after the expiration of the second business day following deposit with documented overnight delivery service; or (iv) five business days of transmission by regular mail. All notices given or made pursuant hereto shall be so given or made to the parties at the following addresses:

If to EMED:	Electromedical Technologies, Inc.
Attention: Mr. Matthew Wolfson
16561 N. 92nd Street, Ste. 101
Scottsdale, AZ 8526
If to Blue Ridge:	Blue Ridge Enterprises, LLC
Attention: Mr. Donald Steinberg 5256 South Mission Road, Ste. 104
Bonsall, CA 92003
If to Steinberg:	Mr. Donald Steinberg
3223 Sumac Road
Fallbrook CA 92003

If to Kaplan:	Ms. Dianna Kaplan
Le Chateau Village, 1 Rue De Saverdun diannakaplan1@gmail.com	St. Martin D’Oydes 09100, France

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

3.2. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality, or enforceability of the remaining provisions of this Agreement.

3.3. Binding on Affiliated Third Parties. This Agreement shall inure to the benefit of and shall be binding upon EMED, Blue Ridge, Kaplan and Steinberg and their respective agents, representatives, executors, administrators, trustees, personal representatives, partners, directors, officers, shareholders, agents, attorneys, insurers, employees, representatives, predecessors, successors, heirs, and assigns.

3.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by civil action in the federal or state courts sitting in San Diego, California. In the event any civil action is commenced, the prevailing party shall be determined by a court, and the court shall award the prevailing party its attorney fees as an element of costs.

3.5. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, and with the same effect as if all Parties had signed the same document. All of such counterparts shall be construed together with and shall constitute one Agreement, but in making proof, it shall only be necessary to produce one such counterpart. A facsimile or email transmission shall be as valid and enforceable as an original.

3.6. Entire Understanding. This Agreement is the entire, final, and complete agreement of the Parties relating to the subject of this Agreement and supersedes and replaces all prior or existing written and oral agreements between the Parties or their representatives relating thereto.

3.7. Further Assurances. The parties agree to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

3.8.  Amendments. This Agreement shall not be amended or otherwise modified unless in writing signed by all of the parties hereto.

3.9. Acknowledgment. EMED, Blue Ridge, Kaplan and Steinberg acknowledges (i) each has read this Agreement including all exhibits completely, and have consulted with their respective attorneys concerning its contents and legal consequences, and have requested any change in language necessary or desirable to effectuate their intent and expectations so that the rule of construction of contracts construing ambiguities against the drafting party shall be inapplicable; (ii) they have taken all corporate actions and obtained all corporate authorizations, consents and approvals, if applicable, as are conditions precedent to their authority to execute this Agreement, and thus warrant that they are fully authorized to bind the Party for which they execute this Agreement; and, (iii) there has been and will be no assignment or other transfer of any claim released herein, or any part thereof, and each Party agrees to defend, indemnify and hold harmless the other party from any claims, obligations, or other liabilities, including specifically attorney’s fees and costs incurred, which result from the assertion by any third party of a right to any claim which is released by this Agreement. The foregoing warranties and representations shall survive the execution and delivery of this Agreement. Blue Ridge, Steinberg, and Kaplan each acknowledge that except for the resolution regarding the EMED Notes herein, no part of the Global Agreement between Kaplan and Steinberg is modified in any way, shape, or form and that the Global Agreement continues in full force and effect and each of Steinberg and Kaplan reaffirm their agreement with all provisions in the Global Agreement.

3.10. Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto or to such party's heirs, executors, administrators, successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No Party to this Agreement may assign or delegate any of its rights under this Agreement.

3.11. Confidentiality. Each of the parties represents and agrees that it will keep the terms, provisions and amounts in this Agreement confidential and that it will not, without the consent of the other Party, disclose, divulge or furnish such confidential information to any person other than their immediate families, their attorney and accountant (all of whom will be informed of and bound by this confidentiality provision) except as required by law or, if necessary, to any applicable taxing authorities.

3.12.  Payments. All references to dollar amounts in this Agreement shall be to United States dollars.

IN WITNESS WHEREOF, the parties have signed this agreement upon the date first written above.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Name:	MATTHEW WOLFSON
Title:	Principal Executive Officer

BLUE RIDGE ENTERPRISES, LLC

By:
Name:	DONALD STEINBERG
Title:	Manager

DONALD STEINBERG

By:
Name:	DONALD STEINBERG
Title:	An Individual

DIANNA KAPLAN

By:
Name:	DIANNA KAPLAN
Title:	Individually

Name	TYPE	Date	Amount	07/30/2020	08/04/2020
				Ͳ5,000.00	Ͳ10,000.00
Donloans	RelatedPartyNotepayable	12/14/2018	$75,000.00
Donloans	RelatedPartyNotepayable	12/19/2018	$15,000.00
Donloans	RelatedPartyNotepayable	12/28/2018	$15,000.00
Donloans	RelatedPartyNotepayable	02/12/2019	$12,000.00
Donloans	RelatedPartyNotepayable	02/26/2019	$20,000.00	$(5,000.00)	$(10,000.00)
Donloans	RelatedPartyNotepayable	02/28/2019	$15,000.00
Donloans	RelatedPartyNotepayable	03/06/2019	$5,000.00
Donloans	RelatedPartyNotepayable	03/22/2019	$20,000.00
Donloans	RelatedPartyNotepayable	03/29/2019	$20,000.00
Donloans	RelatedPartyNotepayable	04/01/2019	$5,000.00
Donloans	RelatedPartyNotepayable	04/25/2019	$10,000.00
Donloans	RelatedPartyNotepayable	04/26/2019	$10,000.00
Donloans	RelatedPartyNotepayable	04/30/2019	$20,000.00
Donloans	RelatedPartyNotepayable	05/02/2019	$20,000.00
Donloans	RelatedPartyNotepayable	05/07/2019	$5,000.00
Donloans	RelatedPartyNotepayable	05/09/2019	$20,000.00
Donloans	RelatedPartyNotepayable	05/10/2019	$12,000.00
Donloans	RelatedPartyNotepayable	06/07/2019	$9,000.00

Donloans	RelatedPartyNotepayable	11/27/19	$10,000.00
Donloans	RelatedPartyNotepayable	01/08/2020	$5,000.00
Donloans	RelatedPartyNotepayable	01/15/2020	$4,000.00
Donloans	RelatedPartyNotepayable	01/17/2020	$3,000.00
Donloans	RelatedPartyNotepayable	02/04/2020	$5,000.00
Donloans	RelatedPartyNotepayable	02/18/2020	$11,000.00
Donloans	RelatedPartyNotepayable	02/21/2020	$10,000.00
Donloans	RelatedPartyNotepayable	02/28/2020	$3,000.00
Donloans	RelatedPartyNotepayable	03/02/2020	$4,000.00
Donloans	RelatedPartyNotepayable	03/03/2020	$3,000.00
Donloans	RelatedPartyNotepayable	03/04/20	$10,000.00
Donloans	RelatedPartyNotepayable	05/05/20	$11,500.00
Donloans	RelatedPartyNotepayable	07/01/20	$15,000.00
Donloans			$402,500.00	$(5,000.00)	$(10,000.00)

08/14/2020	08/20/2020	09/24/2020	10/20/2020	12/04/2020	12/16/2020	01/12/2021
Ͳ5,000.00	Ͳ15,000.00	Ͳ10,000.00	Ͳ10,000.00	T10,000.00	Ͳ5,000.00	Ͳ10,000.00

	$(15,000.00)
				$(10,000.00)	$(5,000.00)

$(5,000.00)

						$(10,000.00)

		$(10,000.00)

$(10,000.00)

$(5,000.00)	$(15,000.00)	$(10,000.00)	$(10,000.00)	$(10,000.00)	$(5,000.00)	$(10,000.00)
$332,500.00

01/14/2021	2/16/2021	2/26/2021	3/9/2021	3/16/2021	04/02/2021	04/13/2021
Ͳ10,000.00	Ͳ10,000.00	Ͳ5,000.00	Ͳ5,000.00	Ͳ10,000.00	-5,000.00	-10,000.00
				$(10,000.00)	$(5,000.00)	$(10,000.00)

	$(5,000.00)
$(10,000.00)

	$(5,000.00)
		$(5,000.00)	$(5,000.00)

$(10,000.00)	$(10,000.00)	$(5,000.00)	$(5,000.00)	$(10,000.00)	$(5,000.00)	$(10,000.00)

04/28/2021	05/20/2021	05/21/2021	05/27/2021	06/04/2021	06/10/2021	06/14/2021	06/21/2021
-2,000.00	-2,000.00	-1,000.00	-1,000.00	-2,000.00	-2,000.00	-2,000.00	-2,000.00
$(2,000.00)	$(2,000.00)	$(1,000.00)	$(1,000.00)	$(2,000.00)	$(2,000.00)	$(2,000.00)	$(2,000.00)

$(2,000.00)	$(2,000.00)	$(1,000.00)	$(1,000.00)	$(2,000.00)	$(2,000.00)	$(2,000.00)	$(2,000.00)

06/24/2021	7/9/2021	7/21/2021	7/30/2021	8/9/2021	8/20/2021	9/1/2021	9/9/2021
-1,000.00	Ͳ3,000.00	Ͳ2,000.00	Ͳ3,000.00	Ͳ1,000.00	Ͳ3,000.00	Ͳ2,000.00	Ͳ3,500.00
$(1,000.00)	$(3,000.00)	$(2,000.00)	$(3,000.00)	$(1,000.00)	$(3,000.00)	$(2,000.00)	$(3,500.00)

$(1,000.00)	$(3,000.00)	$(2,000.00)	$(3,000.00)	$(1,000.00)	$(3,000.00)	$(2,000.00)	$(3,500.00)

9/24/2021	10/1/2021	Balance	duedate
Ͳ1,500.00	Ͳ2,000.00
$(1,500.00)	$(2,000.00)	$14,000.00	12/13/2020
		$Ͳ	12/18/2020
		$Ͳ	12/27/2020
		$12,000.00	2/11/2021
		$Ͳ	2/25/2021
		$15,000.00	2/27/2021
		$Ͳ	3/5/2021
		$Ͳ	3/21/2021
		$20,000.00	3/28/2021
		$Ͳ	3/31/2021
		$Ͳ	4/24/2021
		$Ͳ	4/25/2021
		$20,000.00	4/29/2021
		$20,000.00	5/1/2021
		$5,000.00	5/6/2021
		$20,000.00	5/8/2021

	$12,000.00	5/9/2021
	$9,000.00	6/6/2021
	$Ͳ	11/26/2020
	$5,000.00	1/7/2021
	$4,000.00	1/14/2021
	$3,000.00	1/16/2021
	$5,000.00	2/3/2021
	$11,000.00	2/17/2021
	$10,000.00	2/20/2021
	$3,000.00	2/27/2021
	$4,000.00	3/2/2021
	$3,000.00	3/3/2021
	$10,000.00	3/4/2021
	$11,500.00	5/5/2021
	$15,000.00	7/1/2021
$(1,500.00)	$(2,000.00)	$231,500.00

Name	TYPE	Date	Amount	07/30/2020	08/04/2020
				-5,000.00	-10,000.00
Don loans	Related Party	12/14/2018	$75,000.00
Don loans	Related Party	12/19/2018	$15,000.00
Don loans	Related Party	12/28/2018	$15,000.00
Don loans	Related Party	02/12/2019	$12,000.00
Don loans	Related Party	02/26/2019	$20,000.00	$(5,000.00)	$(10,000.00)
Don loans	Related Party	02/28/2019	$15,000.00
Don loans	Related Party	03/06/2019	$5,000.00
Don loans	Related Party	03/22/2019	$20,000.00
Don loans	Related Party	03/29/2019	$20,000.00
Don loans	Related Party	04/01/2019	$5,000.00
Don loans	Related Party	04/25/2019	$10,000.00
Don loans	Related Party	04/26/2019	$10,000.00
Don loans	Related Party	04/30/2019	$20,000.00
Don loans	Related Party	05/02/2019	$20,000.00
Don loans	Related Party	05/07/2019	$5,000.00
Don loans	Related Party	05/09/2019	$20,000.00
Don loans	Related Party	05/10/2019	$12,000.00
Don loans	Related Party	06/07/2019	$9,000.00
Don loans	Related Party	11/27/19	$10,000.00
Don loans	Related Party	01/08/2020	$5,000.00
Don loans	Related Party	01/15/2020	$4,000.00
Don loans	Related Party	01/17/2020	$3,000.00
Don loans	Related Party	02/04/2020	$5,000.00
Don loans	Related Party	02/18/2020	$11,000.00
Don loans	Related Party	02/21/2020	$10,000.00
Don loans	Related Party	02/28/2020	$3,000.00
Don loans	Related Party	03/02/2020	$4,000.00
Don loans	Related Party	03/03/2020	$3,000.00
Don loans	Related Party	03/04/20	$10,000.00
Don loans	Related Party	05/05/20	$11,500.00
Don loans	Related Party	07/01/20	$15,000.00
			$402,500.00	$(5,000.00)	$(10,000.00)

Don loans

08/14/2020	08/20/2020	09/24/2020	10/20/2020	12/04/2020	12/16/2020
-5,000.00	-15,000.00	-10,000.00	-10,000.00	-10,000.00	-5,000.00
	$ (15,000.00)
				$ (10,000.00)	$ (5,000.00)
$ (5,000.00)

		$ (10,000.00)

			$ (10,000.00)

$ (5,000.00)	$ (15,000.00)	$ (10,000.00) $	(10,000.00)	$ (10,000.00)	$ (5,000.00)
					$ 332,500.00

01/12/2021	01/14/2021	2/16/21	2/26/21	3/9/21	3/16/21
-10,000.00	-10,000.00	-10,000.00	-5,000.00	-5,000.00	-10,000.00
$ (10,000.00)

$ (5,000.00)
$ (10,000.00)	$ (10,000.00)
$ (5,000.00)
			$ (5,000.00)	$ (5,000.00)

$ (10,000.00)	$ (10,000.00)	$ (10,000.00)	$ (5,000.00)	$ (5,000.00)	$ (10,000.00)

			75,000.00	$ 75,000.00	$ 65,000.00
$ 18.00
75
				$ 369.86	$ 1,541.10

3/31/21	04/02/2021	04/13/2021	04/28/2021	05/20/2021	05/21/2021
	-5,000.00	-10,000.00	-2,000.00	-2,000.00	-1,000.00
	$ (5,000.00)	$ (10,000.00)	$ (2,000.00)	$ (2,000.00)	$ (1,000.00)
	$ (5,000.00)	$ (10,000.00)	$ (2,000.00)	$ (2,000.00)	$ (1,000.00)
	$ 60,000.00	$ 50,000.00	$ 48,000.00	$ 46,000.00	$ 45,000.00
15	2	11	15	22	1

	$267.12		$35.62		$180.82		$205.48		$289.32		$12.60
05/27/2021		06/04/2021		06/10/2021		06/14/2021		06/21/2021		06/24/2021
	-1,000.00		-2,000.00		-2,000.00		-2,000.00		-2,000.00		-1,000.00
	$(1,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(1,000.00)

	$	$
$	$	$

	$ (5,000.00)	$ (10,000.00)	$ (2,000.00)	$ (2,000.00)	$ (1,000.00)

	$ (5,000.00)	$ (10,000.00)	$ (2,000.00)	$ (2,000.00)	$ (1,000.00)
	$ 60,000.00	$ 50,000.00	$ 48,000.00	$ 46,000.00	$ 45,000.00

15	2	11	15	22	1

	$267.12		$35.62		$180.82		$205.48		$289.32		$12.60
05/27/2021		06/04/2021		06/10/2021		06/14/2021		06/21/2021		06/24/2021
	-1,000.00		-2,000.00		-2,000.00		-2,000.00		-2,000.00		-1,000.00
	$(1,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(1,000.00)

	$	$
$	$	$

	$(1,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(2,000.00)		$(1,000.00)

	$44,000.00		42,000.00		$40,000.00		38,000.00		$36,000.00		$35,000.00
3		6		8		6		4		7
	73.97		96.44		$69.04		43.84		$72.88		$29.59

6/30/21	7/9/21	7/21/21	7/30/21	8/9/21	8/20/21
	-3,000.00	-2,000.00	-3,000.00	-1,000.00	-3,000.00
	$ (3,000.00)	$ (2,000.00)	$ (3,000.00)	$ (1,000.00)	$ (3,000.00)

	$ (3,000.00)	$ (2,000.00)	$ (3,000.00)	$ (1,000.00)	$ (3,000.00)
$ 35,000.00	32,000.00	$ 30,000.00	27,000.00	$26,000.00	$23,000.00
6	9	12	9	10	11

	$	$
$	$	$

57.53	86.30	$ 105.21	73.97	$ 73.97	$ 78.36
9/1/21	9/9/21	9/24/21	9/30/21	10/1/21	Balance
-2,000.00	-3,500.00	-1,500.00		-2,000.00
$ (2,000.00)	$ (3,500.00)	$ (1,500.00)		$ (2,000.00)

$ 14,000.00

$ -

$ -

$ 12,000.00

$ -

$ 15,000.00

$ -

$ -

$ 20,000.00

$ -

$ -

$ -

$ 20,000.00

$ 20,000.00 $ 5,000.00 $ 20,000.00

$ 12,000.00

$ 9,000.00

$ -

$ 5,000.00

$ 4,000.00

$ 3,000.00

$ 5,000.00 $ 11,000.00

$ 10,000.00 $ 3,000.00

$ 4,000.00

$ 3,000.00 $ 10,000.00

$ 11,500.00

$ 15,000.00

$ (2,000.00)	$ (3,500.00)	$ (1,500.00)	$ -	$ (2,000.00)	$ 231,500.00
$ 21,000.00	17,500.00	$ 16,000.00	16,000.00	$14,000.00
12	8	15	6	60
75.62	46.03	$ 71.92	26.30	$230.14

	$	$
$	$	$

		3/31/21	12/31/20		6/30/21
due date	2020 interest	Days interest	Q1 - 2021	Days interest	Q2 -2021	Days interest
12/13/20	$369.86	n/a	$1,808.22	n/a	$1,167.12	n/a
12/18/20	$16.44
12/27/20
2/11/21		48	$157.81	91	$299.18	$92.00
2/25/21
2/27/21		32	$131.51	91	$373.97	$92.00
3/5/21
3/21/21
3/28/21		3	$16.44	91	$498.63	$92.00
3/31/21
4/24/21
4/25/21
11/26/20

1/7/21		83	$113.70	91	$124.66	$92.00
1/14/21		76	$83.29	91	$99.73	$92.00
1/16/21		74	$60.82	91	$74.79	$92.00
2/3/21		56	$76.71	91	$124.66	$92.00
2/17/21		42	$126.58	91	$274.25	$92.00
2/20/21		39	$106.85	91	$249.32	$92.00
2/27/21		32	$26.30	91	$74.79	$92.00
3/2/21		29	$31.78	91	$99.73	$92.00
3/3/21		28	$23.01	91	$74.79	$92.00
3/4/21		27	$73.97	91	$249.32	$92.00
4/29/21	$154.00			62
5/1/21	$152.00			60
5/6/21	$147.00			55
5/8/21	$145.00			53
5/9/21	$144.00			52
6/6/21	$116.00			24
5/5/21			56	$148.00
7/1/21		91
	$386.30		$2,836.99		$3,784.93

9/30/21		11/29/21
Q2 -2021	Days interest	Q2 -2021	TOTAL	Review	Days
$637.67	$60.00	$230.14	$4,213.01	$4,213.01	351
			$16.44	$16.44	346
			$-	$-	337
$302.47	$60.00	$197.26	$956.71	$956.71	291
			$-	$-	277
$378.08	$60.00	$246.58	$1,130.14	$1,130.14	275
			$-	$-	269
			$-	$-	253
$504.11	$60.00	$328.77	$1,347.95	$1,347.95	246
			$-	$-	243
			$-	$-	219
			$-	$-	218
$843.84	$60.00	$328.77	$1,172.60	$1,172.60	214
$832.88	$60.00	$328.77	$1,161.64	$1,161.64	212
$201.37	$60.00	$82.19	$283.56	$283.56	207
$794.52	$60.00	$328.77	$1,123.29	$1,123.29	205
$473.42	$60.00	$197.26	$670.68	$670.68	204
$286.03	$60.00	$147.95	$433.97	$433.97	176
			$-	$-	368
$126.03	$60.00	$82.19	$446.58	$446.58	326
$100.82	$60.00	$65.75	$349.59	$349.59	319
$75.62	$60.00	$49.32	$260.55	$260.55	317
$126.03	$60.00	$82.19	$409.59	$409.59	299
$277.26	$60.00	$180.82	$858.90	$858.90	285
$252.05	$60.00	$164.38	$772.60	$772.60	282
$75.62	$60.00	$49.32	$226.03	$226.03	275
$100.82	$60.00	$65.75	$298.08	$298.08	272
$75.62	$60.00	$49.32	$222.74	$222.74	271
$252.05	$60.00	$164.38	$739.73	$739.73	270
$466.30	$60.00	$189.04	$655.34	$655.34	208
$373.97	$60.00	$246.58	$620.55	$620.55	151
$7,556.58		$3,805.48	$18,370.27	$18,370.27

$-

LOCK-UP AND LEAK OUT AGREEMENT

This LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”) is made as of December 1, 2021 (the “Effective Date”) by and between Electromedical Technologies, Inc., a Delaware corporation, (the “Company”), and Donald Steinberg and Blue Ridge Enterprises, LLC (collectively, “Steinberg”). Steinberg is beneficial owners of two million (2,000,000) restricted common shares (“Shares”) of the Company.

WHEREAS, reference is made to that particular Settlement Agreement and Release dated December 1, 2021 between the Company, Kaplan and Steinberg, attached hereto and incorporated herein by reference as a material part hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Prohibition on Sales or Transfers. Except as otherwise provided herein, Steinberg will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, the two million Shares of common stock of the Company (the “Common Stock ”) (the “Lock-Up Shares”) or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his descendants or spouse, of which such Stockholder or his descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Common Stock with terms substantially identical to this Agreement.

3.            Restrictions on Sales; Volume Limitations. Beginning November 8, 2021 and ending upon the final sale of the two million shares, Steinberg shall have the right to effect open market sales of his Common Stock producing proceeds, after payment of brokerage fees, in the amount of 500,000 shares monthly, (“Sellable Shares”). Sellable Share amounts are not cumulative. If Steinberg waives his right at any time during any applicable month, pursuant to this Section 2 (“Waivable Period”), the calculated Sellable Share amounts for those Waivable Periods, shall not be accrued and added to Sellable Shares amounts, in a future quarterly period.

4.            Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio, unless under court order or final divorce judgment. The Company shall instruct its transfer agent, Pacific Stock Transfer Company, to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity, unless under court order or final divorce judgment.

5.            Broker and Account Verification. The Stockholder agrees and consents to (i) effect sales of the Lock-Up Shares only through Scottsdale Capital Advisors and/or Wilson Davis; (ii) Provide Mailander Law Office, Inc. with quarterly sales statements regarding Stockholder’s compliance with the sales limitations in this Agreement; (iii) Authorize Mailander Law Office, Inc. with access to Stockholder’s account records Scottsdale Capital Advisors and/or Wilson Davis and to any records concerning Stockholder at Pacific Stock Transfer Company; (iv) the Company’s imposition of the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock and LeakOut Agreement.

6.            Broker Authorization. The Stockholder hereby authorizes Scottsdale Capital Advisors and/or Wilson Davis, regarding the Stockholder’s Lock-Up Shares, to provide directly to the Company and Mailander Law Office, Inc., immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares and all trading activity in the Lock-Up Shares during any quarterly Lock-Up Period.

7.            Waiver of Claims. The Stockholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Stockholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation of this Agreement.

8.            Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

9.            Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by the Stockholder, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

10.            Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the Courts located in the County of San Diego, in the State of California, or in the United States District Court located in San Diego, California, (ii) waives any objection that if may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the Courts located in the County of San Diego, in the State of California, or in the United States District Court located in San Diego, California in any such suit, action or proceeding. Each the parties further to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding in the Courts located in County of San Diego, in the State of California, or in the United States District Court located in San Diego, California. In the event of any legal action, the prevailing party shall recover, as part of its costs, reasonable attorney fees.

11.            Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

12.            Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13.            Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14.            Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Name:	MATTHEW WOLFSON
Title:	Principal Executive Officer

Name of Stockholder: Donald Steinberg and Blue Ridge Enterprises, LLC

Signature of Authorized Signatory of Stockholder

Telephone Number of Stockholder: (949) 874-5016

Email Address of Stockholder: don@donaldsteinberg.com

Address for Notice of Stockholder: 3223 Sumac Road Fallbrook CA